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                                                                EXHIBIT 10.16
                              CONSULTING AGREEMENT


Agreement ("AGREEMENT") dated 1 May, 1999 between Dr. Hana Berger Moran ("CONSULTANT") and BioMedlcines, Inc. ("BIOMEDICINES"), a Delaware corporation having an address for purposes of this AGREEMENT at 1301 Marina Village Parkway, Suite 200. Alameda, CA, 94501.

BIOMEDICINES and CONSULTANT (each a party ["PARTY"] to the AGREEMENT) intend to establish a consulting relationship and each PARTY has therefore entered into this AGREEMENT in order to define the terms of the consulting relationship.

WHEREAS, CONSULTANT is knowledgeable in developmental and regulatory matters of importance to the advancement of the business of BIOMEDICINES; and

WHEREAS, BIOMEDICINES desires that it be able to utilize CONSULTANT's expertise in advancing its drug development programs and business development activities;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth the PARTIES hereby agree as follows:

1.   CONSULTANT ACTIVITIES

BIOMEDICINES agrees to contract with CONSULTANT for the provision of the following services by CONSULTANT to BIOMEDICINES:

- creation and execution of drug development and regulatory strategies for current or new drugs

- preparation of drug development and regulatory documentation or reports for regulatory authorities in one or more countries or geographic areas

- preparation for and the conduct of meetings with regulatory authorities worldwide

- advising and assisting the company with respect to establishing, monitoring and complying with the requirements of current Good Manufacturing Practices, Good Laboratories Practices, and Good Clinical Practices worldwide

- advising BIOMEDICINES with respect to the worldwide harmonization of regulatory guidelines

- assisting BIOMEDICINES in becoming and remaining knowledgeable with respect to current regulatory guidelines, particularly with regard to the U.S. Food and Drug Administration

-    preparing for, attending and participating in project team meetings

- evaluating new product candidates from developmental and regulatory perspectives

- other such drug or business development activities for which the CONSULTANT's services are requested from time to time and which are otherwise mutually agreed.

CONSULTANT and BIOMEDICINES agree that services described above shall be rendered in a manner, place and timeframe reasonably and mutually agreed by the PARTIES.

                                       1.

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BIOMEDICINES agrees that payment to CONSULTANT for requested services shall be made in accordance with the following schedule:

A maximal daily fee of two thousand dollars ($2,000.00) will be paid for each full day of consultations provided to BIOMEDICINES for services physically rendered in the North American continent, adjusted pro rata (i.e., $250.00/hour).

A maximal daily fee of two thousand eight hundred dollars ($2,800.00) will be paid for each full day of consultations provided to BIOMEDICINES for services physically rendered outside of the North American continent, adjusted pro rata (i.e., $350.00/hour).

CONSULTANT will also receive compensation at one-half the stated standard hourly rates for the actual hours devoted to air travel on behalf of BIOMEDICINES. Such compensation during air travel will, therefore, not exceed one thousand dollars ($1.000.00) per day for travel originating and terminating within the North American continent or fourteen hundred dollars ($1,400.00) per day for travel originating or terminating outside the North American continent. In addition, however, such compensation shall be due if and only if such hours of air travel are devoted to BIOMEDICINES-related activities such as preparing for BIOMEDICINES' meetings and the like. Moreover, in no event shall the sum of consulting- and travel-related fees in any one day exceed the daily maxima of either $2,000.00 or $2,800.00, as appropriate.

BIOMEDICINES will provide reimbursement for reasonable expenses (air fare, auto rental or public transport, meals, telephone or fax charges and the like) for requested travel. BIOMEDICINES will also provide reimbursement for other, reasonable out-of-pocket expenses as negotiated on a case-by-case basis with the BIOMEDICINES.

Air travel is to be made with economy (coach) class fares unless CONSULTANT attends meetings outside of the North American continent on behalf of BIOMEDICINES in which case business class airfare will be authorized.

In the event that CONSULTANT provides consulting activities to BIOMEDICINES and to another client during the course of business travel on behalf of BIOMEDICINES, CONSULTANT also agrees to bill BIOMEDICINES reasonably, equitably and pro rata for all such travel-related expenses.

CONSULTANT hereby represents that there are no binding agreements to which the CONSULTANT is a party or by which the CONSULTANT is bound, forbidding or restricting CONSULTANT's activities herein. In addition, the CONSULTANT consents to being named as a scientific or regulatory advisor in various reports, brochures or other documents produced by or on behalf of BIOMEDICINES, including any and all documents filed with the Food and Drug Administration, other similar health authorities, the Securities and Exchange Commission or other similar governmental authorities.

CONSULTANT agrees to keep and regularly submit suitably detailed records of activities, time and expenses. As appropriate, the specific BIOMEDICINES project will be identified, the consulting services performed, the date on which said services were performed, the time required to perform said services, and the details of any expenses incurred will appear in each such record



                                       2.
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of activities, time, and expenses. Expense items costing in excess of $25.00 should be accompanied by receipts.

CONSULTANT also agrees to meet or otherwise communicate, as reasonably requested by BIOMEDICINES, as least bi-weekly with a designated representative of BIOMEDICINES to review and to discuss past and/or future consulting activities.

BIOMEDICINES is free to terminate the AGREEMENT at any time for any reason by providing thirty (30) days' written notice to CONSULTANT. BIOMEDICINES agrees to pay for any work completed by CONSULTANT on behalf of BIOMEDICINES but not yet paid prior to such termination.

CONSULTANT is free to terminate the AGREEMENT with thirty (30) days' written notice. CONSULTANT agrees to deliver all work previously committed by CONSULTANT and all opinions or other work for which any payment has already been received.

2.   CONFIDENTIAL INFORMATION

A separate confidentiality agreement has been executed and is incorporated herein.

3.   OWNERSHIP OF INVENTIONS

In consideration for the compensation paid to CONSULTANT by BIOMEDICINES as described in Section 1, CONSULTANT hereby assigns to BIOMEDICINES all CONSULTANT's rights, title and interest in all inventions which arise from CONSULTANT's activities for BIOMEDICINES hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of BIOMEDICINES, which cooperation shall include executing any necessary documents in connection therewith. CONSULTANT shall be paid the standard fees described herein for such activities on behalf of BIOMEDICINES. CONSULTANT further acknowledges that potentially patentable concepts may be disclosed to CONSULTANT by BIOMEDICINES during the course of the AGREEMENT and that such disclosure is confidential as defined in the existing confidentiality agreement.

4.   ADVISORY ROLE AND INDEMNIFICATION

BIOMEDICINES acknowledges that unless otherwise specifically agreed CONSULTANT's role is advisory in nature and that BIOMEDICINES remains free to accept or reject CONSULTANT's recommendations or advice. BIOMEDICINES also remains free to use or not to use any document(s) prepared by CONSULTANT on behalf of BIOMEDICINES. BIOMEDICINES accepts full responsibility for accepting CONSULTANT's advice or for using any documents prepared by CONSULTANT.

Furthermore, BIOMEDICINES will indemnify and defend CONSULTANT against any and all actions against CONSULTANT that arise directly or indirectly from CONSULTANT's activities on behalf of BIOMEDICINES. provided, however, that such indemnification shall not extend to any illegal or unlawful actions by CONSULTANT.


                                       3.
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Notwithstanding the foregoing of this Section 4, however, in the event that
BIOMEDICINES shall subsequently request CONSULTANT to serve as an agent ("AGENT") of BIOMEDICINES and CONSULTANT shall so agree. CONSULTANT shall be indemnified and entitled to the same privileges and protection as would be afforded a BIOMEDICINES employee performing those actions undertaken by CONSULTANT when acting as AGENT for BIOMEDICINES.

5.   MISCELLANEOUS

     (a) This AGREEMENT supersedes all prior consulting agreements, written or oral, between the parties hereto relating to consulting activities on behalf of BIOMEDICINES. This AGREEMENT does not supersede the separate or, confidentiality agreement. This AGREEMENT may not be modified, changes or discharged, in whole or in part, except by a written agreement signed by both parties.

     (b) This AGREEMENT will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

     (c) This AGREEMENT shall be construed and interpreted in accordance with the laws of the State of California for contracts entered into and performed solely in California.

     (d) The provisions of this AGREEMENT are necessary for the protection of the business interests and good will of the parties and are considered by the parties to be reasonable for such purpose. The CONSULTANT agrees that any breach of this AGREEMENT will cause the BIOMEDICINES substantial and irreparable harm. and therefore, in the event of any such breach, in addition to other remedies which may be available. the BIOMEDICINES shall have the right to seek specific performance and other injunctive and equitable relief.

     (e) The provisions of this AGREEMENT relating to confidentiality, assignment of inventions, anti cooperation during patent prosecution shall survive any termination or expiration hereof.

EXECUTED as of the date written above.

for BIOMEDICINES                                for CONSULTANT


/s/ Brian G. Atwood                             /s/ Hana Berger Moran
---------------------------                     -----------------------------
signature                                       signature

Brian G. Atwood                                 Hana Berger Moran, Ph.D.
Chairman

                                                SSN:   ###-##-####

                                                Address:  55 Orinda View Rd.,
                                                Orinda, CA 94563
                                                Telephone:  925-299-1963
                                                Fax: 925-299-0349


                                       4.
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